Exhibit 99.1

Contact: Lewis J. Critelli

President and Chief Executive Officer

Norwood Financial Corp

(570) 253-1455

R. Michael Briggs

President & Chief Executive Officer

UpState New York Bancorp, Inc.

(315) 789-1500

FOR IMMEDIATE RELEASE

May 29, 2020

Norwood Financial Corp. Announces Extension of UpState New York Bancorp, Inc.

Election Deadline

Honesdale, Pennsylvania and Geneva, New York – Norwood Financial Corp (NASDAQ: NWFL) (“Norwood”), the holding company for Wayne Bank, Honesdale, Pennsylvania and UpState New York Bancorp, Inc. (“UpState”), the holding company for USNY Bank, Geneva, New York, announced today that the parties to the merger agreement have mutually agreed to extend the deadline by which stockholders of UpState must properly submit election materials (the “Election Deadline”) to Computershare Trust Company, N.A., the exchange agent for the merger. Due to disruptions and delays in the collection and distribution of election materials resulting from the COVID-19 pandemic, the Election Deadline, which originally was 5:00 p.m., local time, on May 26, 2020, has been extended to 5:00 p.m., local time, on June 22, 2020.

On January 8, 2020, Norwood, Wayne Bank, UpState and USNY Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Norwood will acquire UpState, with Norwood as the surviving corporation, and USNY Bank will merge with and into Wayne Bank, with Wayne Bank as the surviving bank (the “Bank Merger”). Under the terms of merger, each outstanding share of UpState common stock will be exchanged for 0.9390 shares of Norwood common stock or $33.33 in cash. UpState stockholders may elect cash or stock, or a combination thereof, subject to proration to ensure that, in the aggregate, 10% of UpState shares will be converted into cash and 90% of UpState shares will be converted into Norwood stock. UpState stockholders may contact UpState’s proxy solicitor, Georgeson, at (888) 767-8989 (toll-free) with any questions on the election process.

On May 27, 2020, Norwood and UpState jointly announced that the stockholders of both companies approved the Merger Agreement and the merger of UpState with and into Norwood and the Bank Merger, at their respective stockholder meetings held on May 26, 2020.

About Norwood Financial Corp.

Norwood Financial Corp is the parent company of Wayne Bank, which operates from fifteen offices throughout Northeastern Pennsylvania and twelve offices in the Southern Tier of New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

About UpState New York Bancorp, Inc.

UpState New York Bancorp, Inc. is the holding company for USNY Bank, a New York chartered bank that conducts its business from its two Bank of the Finger Lakes offices in Geneva and Penn Yan, New York, and two Bank of Cooperstown offices in Cooperstown and Oneonta, New York.

Forward-Looking Statements

This joint press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Norwood’s and UpState’s beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Norwood and UpState may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; the potential adverse impact the COVID-19 pandemic may have on Norwood’s and UpState’s financial condition and results of operations and the merger; the interest rate environment may further compress margins and adversely affect new interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Norwood’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Norwood or UpState or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Norwood and UpState do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.